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PRICING SUPPLEMENT NO. 2 DATED MAY 21, 1997,                      Rule 424(b)(3)
(To Prospectus and Prospectus Supplement Dated July 12, 1996)  File No. 333-4833

                                  $30,000,000
                            KIMCO REALTY CORPORATION
                               Medium-Term Notes
                   Due Nine Months or More From Date of Issue

                                Fixed Rate Notes

Interest Rate: 7.46%
Trade Date: May 21, 1997
Issue Price: 100%
Agent's Discount or Commission: $187,500
Net Proceeds to Issuer: $29,812,500
Original Issue Date: May 27, 1997
Stated Maturity Date: May 29, 2007
Interest Payment Dates (if other than April 1 and October 1): N/A
Book Entry: [X]           Certificated: [ ]
Authorized Denomination: [X]  $1,000 and Integral Multiples Thereof  [ ] Other:
Minimum Denomination: [X] $1,000    [ ] Other:
Specified Currency: [X] United States Dollars     [ ] Other:
Exchange Rate Agent: N/A

Redemption:
         Initial Redemption Date: N/A
         Initial Redemption Percentage: N/A
         Annual Redemption Percentage Reduction, if any: N/A

Repayment:
         Optional Repayment Dates: N/A

Additional/Other Terms: None

Addendum Attached:  [ ] Yes    [X] No
Agent:   [ ] Merrill Lynch & Co.
         [ ] Chase Securities Inc.
         [X] First Chicago Capital Markets, Inc.
         [X] J.P. Morgan Securities Inc.
         [X] Morgan Stanley & Co. Incorporated
         [X] Goldman, Sachs & Co.

The "defeasance" and "covenant defeasance" provisions of the Indenture will apply to the Notes.